UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018 (November 8, 2018)

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California	92675
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with David Loechner’s resignation from his position as CEO and President and a member of the board of directors (the “Board”) of Emerald Expositions Events, Inc. (the “Company”), which became effective as of the close of business on November 8, 2018, as announced on a Current Report on Form 8-K filed by the Company on November 1, 2018 (File No. 001-38076), Mr. Loechner, Emerald Expositions, LLC, a wholly owned subsidiary of the Company (the “Employer”), and the Company entered into a separation and release agreement dated as of November 8, 2018 (the “Separation and Release Agreement”). Pursuant to the Separation and Release Agreement, Mr. Loechner agreed to continue employment with the Company to assist in transitioning his responsibilities through December 31, 2018 (the “Separation Date”). Subject to Mr. Loechner’s delivery of an irrevocable release of claims as provided by the terms of the Separation and Release Agreement, following the Separation Date, Mr. Loechner is entitled to receive (i) one times the sum of his annual base salary and 2018 target bonus opportunity, in the aggregate amount of $931,027, payable over a 12-month period following the Separation Date (the “Severance Period”); (ii) to the extent permitted under the Employer’s plans, continuation of coverage under the Employer’s group medical coverage as if he were an active employee through the end of the Severance Period or, if earlier, the date on which he becomes eligible for benefits under a subsequent employer’s group medical plan; (iii) his annual bonus for 2018 (based on a target bonus amount of $451,027), the final amount of which, if any, is to be determined by the Compensation Committee of the Board in the same manner as other annual bonuses in accordance with the Company’s current performance bonus plan; and (iv) the second installment of the Special Acquisition Bonus (as defined in Mr. Loechner’s employment agreement) for 2017 and the first and second installments of the Special Acquisition Bonus for 2018, in the aggregate amount of $155,000, payable at the time such installments are due under the terms of the employment agreement. In addition, notwithstanding anything to the contrary in an award agreement or equity compensation plan, all stock options previously granted to Mr. Loechner that are vested and outstanding as of the Separation Date shall continue to be exercisable until May 28, 2020.

In addition to the terms described above, Mr. Loechner’s entitlement to the payments and benefits under the Separation and Release Agreement are subject to his continued compliance with the restrictive covenants set forth in the Separation and Release Agreement, including provisions regarding the non‑solicitation of employees during the Severance Period, as well as perpetual nondisclosure of confidential information and nondisparagement provisions.

The foregoing summary of the Separation and Release Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation and Release Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement by and between David Loechner, Emerald Expositions, LLC and Emerald Expositions Events, Inc. entered into as of November 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2018		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary